Exhibit 4(O)

                       BROWNING-FERRIS INDUSTRIES, INC.
                    1993 NON-EMPLOYEE DIRECTOR STOCK PLAN
                          NON-QUALIFIED STOCK OPTION

Under the terms and conditions of the 1993 Non-Employee Director Stock Plan (the "Plan") of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), a copy of which is attached hereto and incorporated herein by reference, the Company hereby grants to ____________, effective on the Date of Grant indicated below, the option to purchase _____ shares of the Company's Common Stock, $.16-2/3 par value (the "Common Stock"), at the price of ______ per share, subject to adjustment as provided in the Plan.

This option shall be a non-qualified stock option for a term commencing on the Date of Grant and ending ________________________. Further, this option shall terminate on the earlier of such expiration date or a period of thirty (30) days following the severance of the employment or the affiliate relationship, as the case may be, between the Company and the optionee for any reason, with or without cause, other than death or retirement in the case of an employee as set forth in more detail in the Plan. During the thirty day period following the severance of the employment or affiliate relationship, the optionee may exercise the option, but only with respect to the number of shares of Common Stock that could have been acquired under the option on the date of severance of the employment or affiliate relationship.

This option shall not be exercisable to any extent by the optionee unless and until the Plan is approved by the Company's shareholders, a registration statement with respect to the Common Stock covered by the Plan shall be effective under the Securities Act of 1933, as amended, and the Common Stock is listed for issuance with the various stock exchanges. Subject to the satisfaction of the foregoing conditions precedent, this option shall be exercisable during each yearly period following the Date of Grant to the extent of the cumulative percentage of the shares covered by this option as indicated in the following table:

           Yearly Period Following   Cumulative Percentage
               Date of Grant        of Options Exercisable

                First                             0%
                Second                           25%
                Third                            50%
                Fourth                           75%
                Thereafter                      100%

The optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

                BROWNING-FERRIS INDUSTRIES, INC.

Date:____________________        By:_________________________________
        (Date of Grant)                       Gerald K. Burger
                                        Vice President and Secretary

ACCEPTED:  Optionee's Permanent Mailing
Address:
           (Please print or type)

___________________________________

___________________________________

(Please print or type full name)

___________________________________

___________________________________
Full Signature of Optionee

OPTIONEE SOCIAL SECURITY NUMBER
___________________________________